EXHIBIT 10


                            STOCK PURCHASE AGREEMENT
                           AND PLAN OF REORGANIZATION


     THIS STOCK PURCHASE AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is entered into on November 5, 2004, by and among New Allied Development Corporation, a publicly-held, Colorado corporation ("New Allied"), Patricia Cudd, Esq. ("Cudd"), an attorney licensed to practice law in the State of Colorado, 18826 Pagentry Place, Monument, Colorado 80132, and Sandwood, Investments, S.A., a Panamanian corporation ("Sandwood"), P.O. Box 0832-1630, World Trade Centre, Panama, Republic of Panama.

                                 R E C I T A L S
                                 ---------------

     A. New Allied desires to issue, sell and deliver to Sandwood 6,000,000 newly-issued, restricted shares (the "Shares") of common stock, no par value per share (the "Common Stock"), of New Allied in consideration for the payment by Sandwood to New Allied of the sum of US$75,000 (the "Cash Purchase Amount") and Sandwood's agreement to cause New Allied, within not more than 120 days following the date of this Agreement, to consummate a business combination with CleanFUEL USA, Inc., a privately-held company, or another privately-held company whose business is operated legally and on a going concern basis.

     B. New Allied desires to pay Cudd out of the Cash Purchase Amount the sum of $20,000 and issue, sell and deliver to Cudd, immediately following the effectiveness of the Reverse Stock Split, 1,000,000 newly-issued, restricted shares of common stock of New Allied, which 1,000,000 shares of Common Stock of New Allied shall not be reduced as a result of the Reverse Stock Split, in consideration for legal services performed by Cudd for New Allied through the Closing Date.

     C. New Allied desires to issue, sell and deliver to the Morningstar Trust (the "Trust"), immediately following the effectiveness of the Reverse Stock Split, 250,000 newly-issued, restricted shares of Common Stock of New Allied; which 250,000 shares of Common Stock shall not be reduced as a result of the Reverse Stock Split, in consideration for the cancellation by the Trust of that certain unsecured promissory note dated April 1, 1997, in the principal amount of $800,000 due January 1, 1998, bearing interest at the rate of 8.5% per annum, of which the Trust is the holder and New Allied is the maker.

     D. As soon as is reasonably practicable following the Closing, New Allied shall take such action as is necessary to obtain New Allied's stockholders' approval of, and effectuate, a change in New Allied's name from "New Allied Development Corporation" to such name as Sandwood shall designate, an increase in New Allied's authorized shares of Common Stock from 25,000,000 to 250,000,000 shares of Common Stock and effectuate a reverse split in the shares of Common Stock of New Allied on the basis of not less than one share of Common Stock for each ten shares of Common Stock issued and outstanding (the "Reverse Stock Split").

     E. Sandwood acknowledges and understands that, as of the Closing Date, New Allied will have an aggregate of 2,693,039 shares of Common Stock issued and outstanding; New Allied's only assets will be 5,100 shares of common stock of Success Financial Services Group and all of the outstanding shares of common stock of Tommyknockers Casino Corp., a wholly-owned subsidiary of New Allied; and New Allied will owe approximately $45,000 in liabilities to various creditors of New Allied that are not affiliates and will have no indebtedness to its officers, directors or other affiliates.



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                                A G R E E M E N T
                                -----------------

     It is agreed as follows:

     1. REORGANIZATION.
        ---------------

     1.1 Incorporation of Recitals. The provisions and recitals set forth hereinabove are hereby referred to and incorporated herein and made a part of this Agreement by reference.

     1.2 Agreement of New Allied to Issue Stock to Sandwood. Subject to the terms and upon the conditions set forth herein, New Allied agrees to issue, sell and deliver to Sandwood, and Sandwood agrees to purchase from New Allied, at the Closing, 6,000,000 newly-issued, restricted Shares in exchange for the payment by Sandwood to New Allied of the sum of US$75,000.

     1.3 Agreement of New Allied to Pay Cash and Issue Stock to Cudd. Subject to the terms and upon the conditions set forth herein, New Allied agrees to pay Cudd, and Cudd agrees to accept payment from New Allied, of the amount of US$20,000 and New Allied agrees to issue, sell and deliver to Cudd, and Cudd agrees to purchase from New Allied, immediately following the effectiveness of the Reverse Stock Split, 1,000,000 newly-issued, restricted shares of Common Stock of New Allied in exchange for the forgiveness by Cudd of the aggregate amount of accrued fees for the performance of legal services owed by New Allied to Cudd as of the Closing Date.

     1.4 Agreement of New Allied to Issue Stock to the Trust. New Allied agrees to issue, sell and deliver to the Trust, and the Trust agrees to purchase from New Allied, immediately following the effectiveness of the Reverse Stock Split, 250,000 newly-issued, restricted shares of Common Stock of New Allied in exchange for the return for cancellation by the Trust of that certain unsecured promissory note dated April 1, 1997, in the principal amount of $800,000 due January 1, 1998, bearing interest at the rate of 8.5% per annum, of which the Trust is the holder and New Allied is the maker.

     1.5 Closing. The closing (the "Closing") of the issuance of the Shares to Sandwood and the other transactions contemplated by this Agreement shall take place at the offices of Cudd, as the escrow agent (the "Escrow Agent"), located at 18826 Pagentry Place, Monument, Colorado 80132, at 10:00 a.m., local time, on Friday, November 19, 2004, or at such other time and place as may be agreed to by Sandwood, New Allied and Cudd (the "Closing Date").

     1.6 Instruments.

     (a) New Allied shall deliver to the Escrow Agent on the Closing Date original certificates evidencing the Shares, in form and substance satisfactory to Sandwood, in order to effectively vest in Sandwood all right, title and interest in and to the Shares. From time to time after the Closing Date, and without further consideration, New Allied will execute and deliver such other instruments and take such other actions as Sandwood may reasonably request in order to more effectively issue the Shares to it.

     (b) New Allied shall deliver to Cudd and the Trust, immediately following the effectiveness of the Reverse Stock Split, original certificates evidencing 1,000,000 and 250,000 shares of common stock of New Allied, in form and substance satisfactory to Cudd and the Trust, respectively, in order to effectively vest in Cudd and the Trust, respectively, all right, title and interest in and to the shares of New Allied Common Stock. From time to time after the Closing Date, and without further consideration, New Allied will execute and deliver such other instruments and take such other actions as the Trust or Cudd may reasonably request in order to more effectively issue the shares of Common Stock of New Allied to each of them.

     2.0 DEPOSIT.
         --------

     On the date of this Agreement, Sandwood shall send via wire transfer the sum of US$10,000 to the attorney's (COLTAF) trust account of Cudd, which shall be non-refundable and US$5,000 of which amount shall be paid to Cudd for accrued legal services performed for New Allied prior to the Closing.

     3.0 DELIVERIES AT THE CLOSING.
         -------------------------

     3.1 New Allied's Deliveries at the Closing. At or prior to the Closing and as a condition of Closing, New Allied shall deliver or cause to be delivered to the Escrow Agent at her offices located at 18826 Pagentry Place, Monument, Colorado 80132, all of the following:

          (a) Original certificate representing the 6,000,000 newly-issued, restricted Shares in the name of Sandwood, in form and substance satisfactory to Sandwood;

          (b) Original certificates representing 5,100 shares of common stock of Success Financial Services Group and all of the outstanding shares of common stock of Tommyknockers Casino Corp., a wholly-owned subsidiary of New Allied, together with duly executed stock powers, in form and substance satisfactory to Sandwood;

          (c) Checks in the amounts of US$50,000 and US$15,000 made payable to the attorney's (COLTAF) trust account of Cudd and Cudd, respectively;

          (d) Two executed originals of the Officer's Certificate signed by New Allied's Secretary/Treasurer and dated as of the Closing Date in the form attached hereto as Exhibit A;

          (e) Two executed originals of the certified resolutions of the Board of Directors of New Allied in the form attached hereto as Exhibit B (i) authorizing the consummation of the transactions contemplated by this Agreement; and (ii) electing the person(s) designated by Sandwood as an officer(s) and director(s) of New Allied effective as of the Closing Date;

          (f) Written resignations of the officers and directors of New Allied effective as of the Closing Date in form satisfactory to Sandwood;

          (g) A certified list of the record holders of New Allied Common Stock as of the most recent practicable date evidencing all of the shares of New Allied Common Stock issued and outstanding;

          (h) A certificate of good standing of New Allied from the State of Colorado as of the most recent practicable date;

          (i) A signed copy of the Escrow Instruction in the form of Exhibit C attached hereto; and

          (j) Such other documents and instruments as shall be reasonably necessary to effectuate the transactions contemplated hereby.

     3.2 Sandwood's Deliveries at the Closing. At or prior to the Closing, Sandwood shall deliver or cause to be delivered to the Escrow Agent all of the following:

          (a) Cash in the aggregate amount of Sixty-Five Thousand Dollars (US$65,000);

          (b) Two executed originals of the Director's Certificate signed by Sandwood's appointed director and dated as of the Closing Date in the form attached hereto as Exhibit D;

          (c) Two executed originals of the certified resolutions of the Board of Directors of Sandwood in the form attached hereto as Exhibit E authorizing the consummation of the transactions contemplated by this Agreement;

          (d) A signed copy of the Escrow Instruction in the form of Exhibit C attached hereto; and

          (e) Such other documents and instruments as shall be reasonably necessary to effectuate the transactions contemplated hereby.

     3.3 Cudd's Deliveries at the Closing. At or prior to the Closing and as a condition of Closing, Cudd shall deliver or cause to be delivered to the Escrow Agent all of the following:

          (a) An agreement in form and substance satisfactory to Sandwood providing for the forgiveness by Cudd of the aggregate amount of accrued fees for legal services owed by New Allied to Cudd as of the Closing Date;

          (b) A signed copy of the Escrow Instruction in the form of Exhibit C attached hereto; and

          (c) Such documents and instruments as shall be reasonably necessary to effectuate the transactions contemplated hereby.

     4.0 DELIVERIES IMMEDIATELY FOLLOWING THE REVERSE STOCK SPLIT.
         ---------------------------------------------------------
Immediately following the Reverse Stock Split, New Allied shall deliver or cause to be delivered to the Escrow Agent at her offices located at 18826 Pagentry Place, Monument, Colorado 80132, certificates representing 1,000,000 newly-issued, restricted, post-Reverse Stock Split shares of Common Stock of New Allied in the name of Cudd and 250,000 newly-issued, restricted, post- Reverse Stock Split shares of Common Stock of New Allied in the name of the Trust.

     5.0 REPRESENTATIONS AND WARRANTIES OF SANDWOOD.
         -------------------------------------------
Sandwood represents, warrants and covenants to and with New Allied, with respect to itself, as follows:

     5.1 Organization and Good Standing. Sandwood is a corporation duly organized, validly existing and in good standing under the laws of the country of Panama and has full corporate power and authority to enter into and perform its obligations under this Agreement.

     5.2 Validity of Transactions. This Agreement, each document executed and delivered by Sandwood in connection with the transactions contemplated by this Agreement and the performance of the transactions contemplated therein have been duly authorized by the director(s) of Sandwood, have been duly executed and delivered by Sandwood and each is the valid and legally binding obligation of Sandwood, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws affecting enforcement of creditor's rights generally and by general principles of equity.

     5.3 No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with, or result in a breach of any term or provision of, or constitute a default under or result in a violation of (i) the organizational documents of Sandwood, as amended, (ii) any agreement, contract, lease, license or instrument to which Sandwood is a party or by which Sandwood or any of its properties or assets are bound or (iii) any judgment, decree, order or writ by which Sandwood is bound or to which it or any of its properties or assets are subject.

     5.4 Accuracy of Information. None of the representations or warranties or information provided and to be provided by Sandwood in this Agreement, or any schedules or exhibits hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state any material facts necessary in order to make the statements and facts contained herein or therein not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to New Allied pursuant hereto were or will be complete and accurate records of such documents.

     5.5 Investment and Related Representations. Sandwood is aware that neither the Shares nor the offer or sale thereof to Sandwood has been registered under the Securities Act of 1933 (the "Securities Act") or under any state securities law. Sandwood understands that the Shares will be characterized as "restricted" securities under federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Sandwood agrees that it will not sell all or any portion of the Shares except pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act. Sandwood understands that each certificate for the Shares issued to Sandwood or to any subsequent transferee shall be stamped or otherwise imprinted with the legend set forth below summarizing the restrictions described in this Section 5.5 and that New Allied shall refuse to transfer the Shares except in accordance with such restrictions:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTUATEIVE REGISTRATION STATEMENT UNDER THE 1933 ACT WITH RESPECT TO SUCH SHARES, OR AN OPINION OF THE ISSUER'S COUNSEL TO THE EFFECTUATE THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT.

     Sandwood acknowledges having received and reviewed New Allied's Registration Statement on Form 10-SB under Section 12(g) of the Exchange Act (the "Registration Statement"), Annual Report on Form 10-KSB for the year ended December 31, 2001 (the "2001 Annual Report") filed with the SEC on April 1, 2002, and Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001 (the "Quarterly Report"), filed with the SEC on May 20, 2002. Sandwood acknowledges and represents that it has reviewed the financial statements (collectively, the "Financial Statements") contained within the Registration Statement, the 2001 Annual Report and the Quarterly Report (collectively, the "SEC Reports") and is fully aware of the current financial condition of New Allied, including its assets and liabilities. Sandwood warrants and represents that, other than the SEC Reports, it is not relying upon any other information, written and/or oral, with regard to the status of New Allied's financial condition, including but not limited to the status of the assets and liabilities set forth in the SEC Reports. Sandwood further acknowledges that New Allied has given to Sandwood and its counsel, accountants and other advisors, agents, consultants and representatives, full access to all of the properties, books, contracts, commitments and records of New Allied, and has furnished or will furnish all such information concerning it (including its operations, financial condition and business plan) as Sandwood has requested or may request.

     6.0 REPRESENTATIONS AND WARRANTIES OF NEW ALLIED.
         ---------------------------------------------
New Allied represents, warrants and covenants to and with Sandwood as set forth below. As used herein, the term "New Allied Disclosure Schedule" shall refer to the New Allied Disclosure Schedule attached hereto as Exhibit F and incorporated herein by this reference.

     6.1 Organization and Good Standing. New Allied is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has full corporate power and authority to enter into and perform its obligations under this Agreement.

     6.2 Capitalization. Recital E to this Agreement accurately and completely describes the authorized, issued and outstanding capital stock of New Allied. Except as set forth on the New Allied Disclosure Schedule, all outstanding shares of New Allied Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of any preemptive rights. There are no warrants, options, subscriptions, calls or other similar rights to purchase any of New Allied's capital stock, and there are no voting, pooling or voting trust agreements, arrangements or contracts by and among New Allied, its stockholders or any of them.

     6.3 Validity of Transactions. This Agreement, each document executed and delivered by New Allied in connection with the transactions contemplated by this Agreement and the performance of the transactions contemplated therein have been duly authorized by the directors of New Allied, have been duly executed and delivered by New Allied and each is the valid and legally binding obligation of New Allied, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws affecting enforcement of creditor's rights generally and by general principles of equity; and the shares of Common Stock issuable hereunder, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and free of any liens or encumbrances, except for any restrictions imposed by federal or state securities laws.

     6.4 No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with, result in a breach of any term or provision of or constitute a default under or result in a violation of (i) the Articles of Incorporation or Bylaws of New Allied, as amended, (ii) any agreement, contract, lease, license or instrument to which New Allied is a party or by which New Allied or any of its properties or assets are bound or (iii) any judgment, decree, order or writ by which New Allied is bound or to which it or any of its properties or assets are subject.

     6.5 Approvals and Consents. There are no permits, consents, mandates or approvals of public authorities, either federal, state or local, or of any third party necessary for New Allied's consummation of the transactions contemplated hereby.

     6.6 Financial Statements. The Financial Statements have been prepared in accordance with United States generally accepted accounting principles. The financial statements present fairly the financial position of New Allied as at their respective dates and the results of its operations and its cash flows for the periods presented therein subject, in the case of the unaudited interim financial statements, to normal year-end adjustments that have not been and are not expected to be material in amount.

     6.7 Litigation. There are no suits or proceedings (including without limitation, proceedings by or before any arbitrator, government commission, board, bureau or other administrative agency) pending or, to the knowledge of New Allied, threatened against or affecting New Allied, the officers or directors of New Allied or any of their respective affiliates or that questions or threatens the validity of this Agreement or any action to be taken in connection herewith, and New Allied or any of its assets are not subject to or in default with respect to any order, writ, injunction or decree of any federal, state, local or other governmental department. New Allied has not commenced and does not currently intend to commence any legal proceedings against any other person or entity.

     6.8 Taxes. Except as set forth in the New Allied Disclosure Schedule, all taxes as shown on the federal income tax returns and state and local income tax returns for New Allied and any assessment(s) received subsequent to the filing of such returns have been paid.

     6.9 No Defaults. No material default (or event which, with the passage of time or the giving of notice, or both, would become a material default) exists or is alleged to exist with respect to the performance of any obligation of New Allied under the terms of any indenture, license, mortgage, deed of trust, lease, note, guaranty, joint venture agreement, operating agreement, partnership agreement or other contract or instrument to which New Allied is a party or any of its assets are subject, or by which it is otherwise bound, and, to the best knowledge of New Allied, no such default or event exists or is alleged to exist with respect to the performance of any obligation of any party thereto.

     6.10 Corporate Documents. New Allied has furnished to Sandwood true and complete copies of the Articles of Incorporation, as amended, and Bylaws of New Allied certified by its secretary and copies of the resolutions adopted by New Allied's Board of Directors authorizing and approving this Agreement and the transactions contemplated hereby. New Allied has made available to Sandwood and its representatives all corporate minute books of New Allied, and such minute books contain complete and accurate records of the proceedings of New Allied's stockholders and directors.

     6.11 Contracts and Other Commitments. All contracts and agreements of any kind, written or oral, concerning New Allied are identified on the New Allied Disclosure Schedule. New Allied will not have and will not be bound by any contract, agreement, lease, commitment or proposed transaction, judgment, order, writ or decree, written or oral, absolute or contingent.

     6.12 No Liabilities. New Allied has no liabilities or claims against it (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due, including any liabilities for taxes) except for
(i) liabilities or claims set forth in the SEC Reports or (ii) liabilities or claims identified in the New Allied Disclosure Schedule.

     6.13 No Assets. New Allied has no assets or operations, except as identified in the New Allied Disclosure Schedule.

     6.14 Absence of Certain Changes. Prior to the Closing, New Allied shall not, except as contemplated by this Agreement, without the written consent of Sandwood (which consent will not be unreasonably withheld):

          (a) make any material change in the business or operations of New Allied, taken as a whole;

          (b) declare any dividends in cash on the issued and outstanding shares of New Allied Common Stock, or make any other distribution of any kind in respect thereof;

          (c) issue, sell or otherwise distribute any authorized but unissued shares of its capital stock or effectuate any stock split or reclassification of any such shares or grant or commit to grant any option, warrant or other right to subscribe for or purchase or otherwise acquire any shares of capital stock of New Allied or any security convertible into or exchangeable for any such shares;

          (d) adopt any amendment to its Articles of Incorporation or Bylaws; or

          (e) enter into any other transaction affecting in any material respect the business of New Allied, taken as a whole.

     6.15 Brokers and Finders. New Allied has not dealt with any broker or finder in connection with the transactions contemplated hereby. New Allied has not incurred, nor shall it incur, directly or indirectly, any liability for any brokerage or finders' fees, agent commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     6.16 Intercompany and Affiliate Transactions; Insider Interests. Except as set forth on the New Allied Disclosure Schedule, there are, and during the last two years there have been, no transactions, agreements or arrangements of any kind, direct or indirect, between New Allied, or between New Allied, on the one hand, and any director, officer, employee, stockholder or affiliate of New Allied, on the other hand, including, without limitation, loans, guarantees or pledges to, by or for New Allied or from, to, by or for any of such persons, that are currently in effect.

     6.17 Accuracy of Information. None of the representations or warranties or information provided and to be provided by New Allied to Sandwood in this Agreement, or any schedules or exhibits hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state any material facts necessary in order to make the statements and facts contained herein or therein not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to Sandwood pursuant hereto were or will be complete and accurate records of such documents.

     7.0 REPRESENTATIONS AND WARRANTIES OF CUDD.
         ---------------------------------------
Cudd represents, warrants and covenants to and with Sandwood, with respect to herself, that Cudd has all requisite power and authority to enter into and to carry out all of the terms of this Agreement and all other documents executed and delivered in connection herewith (collectively, the "Documents"). All action on the part of Cudd necessary for the authorization, execution, delivery and performance of the Documents by her has been taken and no further authorization on the part of Cudd is required to consummate the transactions provided for in the Documents. When executed and delivered by Cudd, the Documents shall constitute her valid and legally binding obligation enforceable in accordance with their terms.

     8.0 CONDITIONS PRECEDENT.
         --------------------

     8.1 Conditions Precedent to Each Party's Obligations. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing of the following conditions, unless waived by such party:

          (a) Government Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental authority necessary for the consummation of the transactions contemplated by this Agreement, shall have been filed, occurred or been obtained.

          (b) Third-Party Approvals. Any and all consents or approvals required from third parties relating to contracts, licenses, leases and other instruments, material to the business of New Allied, shall have been obtained.

          (c) Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the transactions contemplated by this Agreement shall have been issued by any federal or state court and remain in effect, and no litigation seeking the issuance of such an order or injunction shall be pending that, in the good faith judgment of Sandwood or New Allied, has a reasonable probability of resulting in such order, injunction or damages. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

     8.2 Conditions Precedent to Obligations of New Allied. The obligations of New Allied to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or prior to the Closing of the following conditions, unless waived by New Allied.

          (a) Representations and Warranties of Sandwood and Cudd. The representations and warranties of Sandwood and Cudd set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, and New Allied shall have received a certificate to such effect signed by the appointed director of Sandwood with regard to Sandwood's representations and warranties.

          (b) Performance of Obligations of Sandwood and Cudd. Sandwood, and Cudd shall have performed in all material respects all obligations required to be performed by them under this Agreement prior to the Closing Date, and New Allied shall have received a certificate to such effect signed by the appointed director of Sandwood with regard to the performance of Sandwood's obligations.

          (c) Additional Closing Documents. New Allied shall have received (i) each of the documents or instruments listed in Section 3.2 hereof from Sandwood; (ii) each of the documents or instruments listed in Section 3.3 hereof from Cudd to be delivered to New Allied; and (iii) such other documents and instruments as are required to be delivered pursuant to the provisions of this Agreement or as otherwise reasonably requested by New Allied.

     8.3 Conditions Precedent to Obligations of Sandwood. The obligations of Sandwood to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or prior to the Closing of the following conditions, unless waived by Sandwood:

          (a) Representations and Warranties of New Allied and Cudd. The representations and warranties of New Allied and Cudd set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, except as otherwise contemplated by this Agreement, and Sandwood shall have received a certificate to such effect signed by the Secretary/Treasurer of New Allied with regard to New Allied's representations and warranties.

          (b) Performance of Obligations of New Allied and Cudd. New Allied and Cudd shall have performed in all material respects all obligations required to be performed by them under this Agreement prior to the Closing Date, and Sandwood shall have received a certificate to such effect signed by the Secretary/Treasurer of New Allied with regard to the performance of New Alllied's obligations.

          (c) Appointment of Directors to New Allied Board. New Allied, effective as of the Closing Date, will have appointed the individual(s) designated by Sandwood to the Board of Directors of New Allied, and the current members of the Board of Directors and officers of New Allied will have tendered resignations from all officer and director positions effective as of the Closing Date.

          (d) Additional Closing Documents. Sandwood shall have received (i) each of the documents or instruments referenced in Section 3.1 hereof from New Allied; (ii) each of the documents or instruments listed in Section 3.3 hereof from Cudd to be delivered to Sandwood; and (ii) such other documents and instruments as are required to be delivered pursuant to the provisions of this Agreement or otherwise reasonably requested by Sandwood.

     8.4 Conditions Precedent to Obligations of Cudd. The obligations of Cudd to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or prior to the Closing of the following conditions, unless waived by Cudd.

          (a) Representations and Warranties of New Allied and Sandwood. The representations and warranties of New Allied and Sandwood set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, and Cudd shall have received a certificate to such effect signed by the Secretary/Treasurer of New Allied and the appointed director of Sandwood with regard to New Allied's and Sandwood's representations and warranties, respectively.

          (b) Performance of Obligations of New Allied and Sandwood. New Allied and Sandwood shall have performed in all material respects all obligations required to be performed by them under this Agreement prior to the Closing Date, and Cudd shall have received a certificate to such effect signed by the Secretary/Treasurer of New Allied and the appointed director of Sandwood with regard to the performance of New Alllied's and Sandwood's obligations, respectively.

          (c) Additional Closing Documents. Cudd shall have received such documents and instruments as are required to be delivered pursuant to the provisions of this Agreement or as otherwise reasonably requested by Cudd.

     9.0 CERTAIN ADDITIONAL UNDERSTANDINGS AND AGREEMENTS.
         ------------------------------------------------

          (a) Change of Name and other Actions. As soon as is reasonably practicable following the Closing, New Allied shall take such action as is necessary to obtain New Allied's stockholders' approval of, and effectuate, a change in New Allied's name from "New Allied Development Corporation" to such name as Sandwood shall designate, an increase in New Allied's authorized shares of Common Stock from 25,000,000 to 250,000,000 shares of Common Stock and the Reverse Stock Split.

          (b) Assets; Outstanding Invoices. Sandwood acknowledges and understands that, as of the Closing Date, New Allied will have an aggregate of 2,693,039 shares of Common Stock issued and outstanding; New Allied's only assets will be 5,100 shares of common stock of Success Financial Services Group and all of the outstanding shares of common stock of Tommyknockers Casino Corp., a wholly-owned subsidiary of New Allied; and New Allied will owe approximately $45,000 in liabilities to various creditors of New Allied that are not affiliates, as more specifically identified on the New Allied Disclosure Statement, and will have no indebtedness to its officers, directors or other affiliates.

     10.0 TERMINATION AND ABANDONMENT.
          ---------------------------

     10.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by the written consent of Sandwood and New Allied.

     10.2 Termination by Either Sandwood or New Allied. This Agreement may be terminated by either Sandwood or New Allied if the Closing is not consummated by Friday, November 19, 2004 (provided that the right to terminate this Agreement under this Section 10.2 will not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date).

     10.3 Procedure and Effectuate of Termination. In the event of termination of this Agreement pursuant to this Section 10, written notice thereof will be given to all other parties and this Agreement will terminate (except to the extent provided in Section 10.1 hereof) and the transactions contemplated hereby will be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

          (a) Each of the parties will, upon request, re-deliver all documents, work papers and other material of the other parties relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

          (b) No party will have any liability for a breach of any representation, warranty, agreement, covenant or provision of this Agreement, unless such breach was due to a willful or bad faith action or omission of such party or any representative, agent, employee or independent contractor thereof; and

          (c) All filings, applications and other submissions made pursuant to the terms of this Agreement will, to the extent practicable, be withdrawn from the agency or other person to which made.

     11.0 MISCELLANEOUS.

     11.1 Third-Party Beneficiaries. Sandwood, including its officers, directors and employees, shall be permitted beneficiaries of the representations, warranties and covenants of New Allied and Cudd and of the closing documents delivered by New Allied and Cudd at the Closing. New Allied, including its officers, directors and employees, and Cudd shall be permitted beneficiaries of the representations, warranties and covenants of Sandwood, and of the closing documents delivered by Sandwood at the Closing.

     11.2 Cumulative Remedies. Any person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law, which rights may be exercised cumulatively and not alternatively.

     11.3 Successors and Assigns. Except as otherwise expressly provided herein, this Agreement and any of the rights, interests or obligations hereunder may not be assigned by any of the parties hereto. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto, whether so expressed or not.

     11.4 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement or the other documents.

     11.5 Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together will constitute one and the same agreement.

     11.6 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings.

     11.7 Survival of Representations. All representations, warranties and agreements contained herein or made in writing by New Allied, Sandwood and Cudd in connection with the transactions contemplated hereby, except any representation, warranty or agreement as to which compliance may have been appropriately waived, shall survive the execution and delivery of this Agreement.

     11.8 Expenses and Attorney Fees. New Allied, Sandwood and Cudd shall each pay all of their respective legal and due diligence expenses in connection with the transactions contemplated by this Agreement, including, without limiting the generality of the foregoing, legal and accounting fees.

     11.9 Waiver of Conditions. At any time or times during the term hereof, New Allied and/or Cudd may waive fulfillment of any one or more of the conditions to their respective obligations in whole or in part, and Sandwood may waive fulfillment of any one or more of the foregoing conditions to its obligations, in whole or in part, by delivering to the other parties a written waiver or waivers of fulfillment thereof to the extent specified in such written waiver or waivers. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

     11.10 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) upon receipt when sent by first-class, registered or certified mail, return receipt requested, postage prepaid or (d) upon receipt after deposit with a nationally recognized overnight express courier, postage prepaid, specifying next day delivery with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth below or at such other address as such party may designate by three (3) days' advance written notice to the other party. All communications shall be addressed as follows:

      (a) if to Sandwood or, after
          Closing, to New Allied, to:     Mr. Arturo Campbell, Director
                                          Sandwood Investments, S.A.
                                          P.O. Box 0832-1630
                                          World Trade Centre
                                          Panama, Republic of Panama

      (b) if, before Closing, to
          New Allied, to:                 Ms. Judy Hannna, Secretary/Treasurer
                                          1028 San Jacinto, #2111
                                          Irving, Texas 75603

      (c) if to Cudd, to:                 Patricia Cudd, Esq.
                                          18826 Pagentry Place
                                          Monument, Colorado 80132

     11.11 Law Governing. This Agreement shall be construed and interpreted in accordance with and governed and enforced in all respects by the laws of the State of Colorado.

     11.12 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

     11.13 Delivery by Facsimile. Delivery of an executed counterpart of the Agreement or any exhibit attached hereto by facsimile transmission shall be equally as effective as delivery of an executed hard copy of the same. Any party delivering an executed counterpart of this Agreement or any exhibit attached hereto by facsimile transmission shall also deliver an executed hard copy of the same, but the failure by such party to deliver such executed hard copy shall not affect the validity, enforceability or binding effectuate of this Agreement or such exhibit.

     IN WITNESS WHEREOF, each of the parties to this Agreement has executed or caused this Agreement to be executed as of the date first above written.


NEW ALLIED:                                 SANDWOOD:


NEW ALLIED DEVELOPMENT CORPORATION          SANDWOOD INVESTMENTS, S.A.


By: /s/ Judy Hanna                      By: /s/ Arturo Campbell
    -------------------------------         -----------------------------------
    Judy Hanna, Secretary/Treasurer         Arturo Campbell, President


Attached to and incorporated in that certain Stock Purchase Agreement and Plan of Reorganization dated November 5, 2004, among New Allied Development Corporation, Patricia Cudd, Esq., and Sandwood, Investments, S.A.


CUDD:


/s/ Patricia Cudd
--------------------------------------
    Patricia Cudd, Esq., Individually